UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego		92121
(Address of Principal Executive Offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

On March 15, 2021, aTyr Pharma, Inc. (the “Company”) announced biomarker results from its Phase 2 double-blind, placebo-controlled clinical trial of its lead therapeutic candidate, ATYR1923, in hospitalized COVID-19 patients with severe respiratory complications receiving standard of care, including remdesivir and/or dexamethasone, who did not require mechanical ventilation. Patients treated with ATYR1923 demonstrated a trend of overall improvement in key biomarkers analyzed compared to placebo. In particular, patients treated with ATYR1923 had greater reduction in levels of several inflammatory cytokines and chemokines, including interferon gamma (IFNγ), interleukin-6 (IL-6) and monocyte chemoattractant protein 1(MCP-1). Furthermore, patients treated with ATYR1923 also had a statistically significant reduction in levels of serum amyloid A (SAA), a marker of inflammation and fibrosis that has implications in sarcoidosis.

The biomarker results build upon the positive topline data the company released demonstrating that ATYR1923 met its primary safety endpoint and improved median time to recovery to 5.5 days in patients receiving a single dose of 3.0 mg/kg ATYR1923 vs 6 days in the placebo group. Demographic and baseline disease characteristics data included in the topline results showed that the ATYR1923 treatment groups had more patients over the age of 65, with severe hypoxia or with multiple comorbidities compared to placebo, factors associated with a greater risk of COVID-19 complications and worse outcomes. Biomarker data confirms that at baseline, patients enrolled in the ATYR1923 treatment arms compared to placebo had higher levels of inflammatory cytokines and known COVID-19 biomarkers including ferritin, D-dimer and C-reactive protein (CRP), indicating a more inflamed patient population in the ATYR1923 treatment arms.

The Phase 2 clinical trial was a randomized, double blind, placebo-controlled study of ATYR1923 in 32 hospitalized COVID-19 patients with severe respiratory complications, who did not require mechanical ventilation, at hospitals in the U.S. and Puerto Rico. Patients enrolled in the trial were randomized 1:1:1 to a single IV dose of either 1.0 or 3.0 mg/kg of ATYR1923 or placebo. Patients were followed for 60 days post treatment. The study was not powered for statistical significance and was designed to evaluate safety and identify preliminary signs of activity of ATYR1923 as compared to placebo.

A press release announcing the biomarker results is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of aTyr Pharma, Inc. dated March 15, 2021

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: March 15, 2021

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